                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 5, 2001


                      FISHER SCIENTIFIC INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


         1-10920                                         02-0451017
   (Commission File No.)                      (IRS Employer Identification No.)


One Liberty Lane, Hampton, New Hampshire                          03842
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (603) 926-5911


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

     On November 5, 2001, Fisher Clinical Services Inc., a wholly-owned indirect subsidiary of Fisher Scientific International Inc. (the "Company" or "Fisher") acquired 100% of the share capital of Cole-Parmer Instrument Company (an Illinois corporation), Labcor Technical Sales, Inc. (an Ontario corporation) and Specialty Motors, Inc. (a California corporation) (collectively "Cole-Parmer") for a total purchase price of approximately $205 million in cash.

     Headquartered in Vernon Hills, Illinois, Cole-Parmer is a leading worldwide distributor of specialty technical instruments, appliances, equipment and supplies to industrial, bioscience, academic and governmental customers, with fiscal 2001 revenues of approximately $175 million.

     The sellers were Jerome J. Cole, John Francis Parmer and members of their families. The transaction was effected through a stock purchase agreement providing for the purchase price to be paid in cash at the closing. The final purchase price was determined by subtracting from the base purchase price the amount of net debt at the closing. Fisher financed the purchase with available cash and through the sale of accounts receivable under the Company's existing accounts receivable securitization facility. Because the acquisition qualified for a joint election tax benefit under section 338(h)(10) of the Internal Revenue Code, providing $30 million in tax benefits on a present-value basis, the cash payment for this transaction was effectively reduced to approximately $175 million.

     Fisher believes that the acquisition will have no impact on 2001 earnings and be 3 cents accretive to its EPS (earnings per share) in 2002.


Item 7. Financial Statements and Exhibits.

     (a) The financial statements required by this item shall be filed by amendment not later than 60 days from the date this report on Form 8-K was required to be filed.

     (b) The pro forma financial statements giving effect to the transaction required by this item shall be filed by amendment not later than 60 days from the date this report on Form 8-K was required to be filed.

     (c) The following document is filed as an exhibit hereto:

     2.1 Stock Purchase Agreement by and among Fisher Scientific International Inc. and the shareholders of Cole-Parmer Instrument Company, Labcor Technical Sales, Inc. and Specialty Motors, Inc. dated as of September 4, 2001.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FISHER SCIENTIFIC INTERNATIONAL INC.

                                    By:   /s/ Todd M. DuChene
                                       ---------------------------------------
                                    Name:  Todd M. DuChene
                                    Title: Vice President, General Counsel
                                                   and Secretary


Date:  November 13, 2001







                                        3